FOR IMMEDIATE RELEASE
Michael J. Schall	Mary C. Jensen
Chief Financial Officer	Director of Investor Relations
(650) 849-1600	(650) 849-1656

Essex Announces Third Quarter 2004 Results
29% Increase in FFO Per Diluted Share From Fund I Promote

Palo Alto, California—October 27, 2004—Essex Property Trust, Inc. (NYSE:ESS), a Real Estate Investment Trust (REIT) with ownership interests in apartment communities located in targeted West Coast markets, today reported its operating results for the quarter ended September 30, 2004.
Net income available to common stockholders for the quarter ended September 30, 2004 totaled $34.5 million, or $1.49 per diluted share, compared to net income available to common stockholders of $8.7 million, or $0.41 per diluted share, for the quarter ended September 30, 2003.
Funds From Operations (FFO) for the quarter ended September 30, 2004 totaled $34.5 million, or $1.35 per diluted share, compared to $24.7 million, or $1.05 per diluted share for the quarter ended September 30, 2003. Excluding non-recurring items that are included in the quarterly results, FFO for the quarter ended September 30, 2004 would have been $25.7 million, or $1.01 per diluted share.
FFO is a supplemental financial measurement defined by the National Association of Real Estate Investment Trusts (NAREIT) to measure and compare operating performance of equity REITs. A reconciliation of FFO to net income (the most directly comparable measure in accordance with the generally accepted accounting principles) is included in the Company’s supplemental financial information, which can be obtained on the Company’s web site. For a more comprehensive definition of FFO and an explanation as to why we believe this is a useful measure of the Company’s operating performance, please refer to the last page of this press release.
The Company’s third quarter results include the following non-recurring items:
▪	A gain on the sale of eight Fund I multifamily properties totaling $14.1 million (not included in FFO), representing the Company’s pro-rata allocation of gain from the Fund I sales. In addition, the Company incurred a $170,000 non-cash loss related to the write-off of unamortized loan fees on the properties that were sold.
▪	A promote distribution in the amount of $14.5 million, resulting from the incentive provisions of the Fund I agreement. The Company has accrued $4.0 million of related employee incentive compensation expense, which is included in general and administrative expense.
▪	A $7.9 million gain on the sale of The Essex at Lake Merritt (not included in FFO). In conjunction with the sale, the Company originated a participating loan to the acquiring entity in the amount of $5.0 million. In accordance with the provisions of FAS 66 (Accounting for Sales of Real Estate), the Company recorded a deferred gain of $5.0 million, which will be recognized as principal payments on the note are received.
▪	A non-cash charge of $1.6 million related to the write-off of the issuance costs of the Operating Partnership’s $55.0 million, 9.25% Series E Cumulative Redeemable Preferred Units, which were redeemed on September 3, 2004.

	Quarter Ended September 30,
	2004	2003 (1)	% Change
	(Dollars in thousands, except per share amounts)
Property Revenues	$72,432	$62,945	15.1%

Net Income Available to Common Stockholders	$34,542	$ 8,735	295.4%
Funds From Operations (FFO)	$34,470	$24,796	39.0%

Per Diluted Share:
Net Income Available to Common Stockholders	$1.49	$0.41	263.4%
Funds From Operations	$1.35	$1.05	28.6%

(1)	The results for the three months ended September 30, 2003 have been restated to reflect the retroactive adoption of SFAS 123, Accounting for Stock Based Compensation, and FASB Interpretation No. 46 Revised (“FIN 46R”), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51.

Portfolio Composition
The following table compares Essex’s regional concentrations for its multifamily portfolio as of September 30, 2004 and September 30, 2003.

	As of September 30, 2004		As of September 30, 2003
	Number of Apartment Homes	%	Number of Apartment Homes	%
Southern California	14,574	58	14,780	59
San Francisco Bay Area	4,411	18	4,293	17
Seattle Metro. Area	4,582	18	4,073	16
Portland Metro. Area	875	4	1,371	6
Other	578	2	578	2
Total	25,020	100	25,095	100

Property Operations
The following operating results omit properties in development or lease-up; properties owned or consolidated less than a year, and properties that are accounted for under the equity method of accounting.
A breakdown of the same-property net operating income results compared to the three months and nine months ended September 30, 2003 for Essex’s multifamily properties is as follows:

	Three Months ended 9/30/04			Nine Months Ended 9/30/04
	Revenues	Operating Expenses	Net Operating Income	Revenues	Operating Expenses	Net Operating Income
Southern California	4.2%	1.5%	5.4%	4.0%	2.7%	4.6%
Northern California	0.2%	2.4%	-0.8%	-4.6%	0.4%	-6.6%
Pacific Northwest	3.4%	13.9%	-1.6%	1.3%	3.2%	0.2%
Same-Property Average	2.9%	4.4%	2.2%	1.0%	2.2%	0.4%

A breakdown of the same-property financial occupancies for Essex’s multifamily properties is as follows:
	For the Quarters Ended
	9/30/04	6/30/04	9/30/03
Southern California	96.4%	95.2%	96.7%
San Francisco Bay Area	96.3%	96.9%	95.8%
Pacific Northwest	95.6%	95.6%	94.8%
Same-Property Average	96.2%	95.7%	96.0%

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A breakdown of same-property concessions for Essex’s multifamily properties is as follows:

	For the Quarters Ended (in thousands)
	9/30/04	6/30/04	9/30/03
Southern California	$151.7	$157.3	$266.7
San Francisco Bay Area	47.1	97.0	519.3
Pacific Northwest	110.8	154.1	508.3
Same-Property Average	$309.6	$408.4	$1,294.3

Concessions for the Company’s consolidated portfolio, on a sequential basis, decreased to $521,500 for the quarter ended September 30, 2004, compared to $653,100 for the quarter ended June 30, 2004. Concessions for the quarter ended September 30, 2003 were $1,450,000.

Average same-property concessions, totaled $124 per turn for the quarter ended September 30, 2004, compared to $180 per turn for the quarter ended June 30, 2004. Average same property concessions were $496 per turn for the quarter ended September 30, 2003.

The following is the sequential percentage change in same-property revenues for the quarter ended September 30, 2004 versus the quarter ended June 30, 2004:

Revenues
Southern California	2.6%
San Francisco Bay Area	0.3%
Pacific Northwest	1.1%
All Same-Property	1.7%

Same property operating expenses for the quarter ended September 30, 2004 increased 4.4 percent compared to the quarter ended September 30, 2003. The Company maintains its previous guidance for operating expenses, which anticipates that same property operating expenses for the year ending December 31, 2004 will increase 2.5 percent to 3.0 percent compared to the previous comparable period.

Acquisitions

On August 6, 2004, the Company acquired Vista Belvedere, a 76-unit apartment community located in the Marin County town of Tiburon, California. Essex acquired the multifamily community in an UPREIT structured transaction for an agreed upon value of approximately $17.1 million. The Company issued 73,088 limited partnership units to the prior owner. In conjunction with this transaction, the Company originated a new loan totaling $11.8 million with a 5.375 percent fixed interest rate that matures in August 2013 with an option to extend the maturity for one year thereafter at a floating rate of 2.5 percent over Freddie Mac’s Reference Bill.

On September 29, 2004, the Company acquired its partner’s interest in Park Hill, a 245-unit apartment community located in Issaquah, Washington for approximately $1.3 million. In conjunction with the transaction, the Company assumed an approximate $21.2 million loan with an interest rate of 6.9 percent, which matures in July 2009. The Company now consolidates this property that was previously accounted for under the equity method of accounting.

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Dispositions

On August 3, 2004, the Company sold The Essex at Lake Merritt for an approximate contract price of $88.0 million. In conjunction with this transaction, a taxable REIT subsidiary of the Company originated a participating loan to the buyer in the amount of $5.0 million, which allows the Company to participate in the potential profits related to the condominium conversion. The Company’s gain of the sale of The Essex at Lake Merritt is approximately $12.9 million, of which $5.0 million of this gain has been deferred under provisions of FAS 66. The deferred gain will be recorded as a realized gain as payments on the participating loan are received.

Development

As of September 30, 2004, the Company had ownership interests in development communities that have a combined estimated construction cost of approximately $75.2 million. This amount excludes development projects owned by the Essex Apartment Value Fund, L.P. that are described later in this press release.

The Company does not expect to start any new development projects in 2004. Additional information on the Company’s current development projects can be found in the Company’s supplemental financial information, which can be obtained on the Company’s web site.

Redevelopment

The Company defines redevelopment communities as existing properties owned or recently acquired, which have been targeted for investment by the Company with the expectation of increased financial returns through property improvement. Redevelopment communities typically have apartment units that are not available for rent and, as a result, may have less than stabilized operations. At September 30, 2004, the Company had ownership interests in five redevelopment communities (including redevelopment projects owned by the Essex Apartment Value Fund, L.P. described below), aggregating 2,066 multifamily units with estimated redevelopment costs of $29.0 million, of which approximately $22.9 million remains to be expended.

Essex Apartment Value Fund, L.P.
Fund I Activities

On August 26, 2004, Fund I sold Palermo Apartments, 230-unit multifamily community located in San Diego, California for a net sales price of $58.2 million. Fund I recently completed the development of this property at an approximate cost of $44.9 million.

During the quarter, Fund I announced it had entered into a purchase and sale agreement with United Dominion Realty, L.P. (“UDR”) for a sale of all of Fund I’s properties (sixteen apartment communities, totaling 4,646 units), except for the Kelvin Avenue land parcel located in Irvine, California for a contract price of $756 million. This contract price also included the Company’s 49.9 percent direct ownership interest in Coronado at Newport North and South. In connection with the transaction, UDR remitted a $10 million earnest money deposit, which is refundable only in limited circumstances.

On September 30, 2004, pursuant to the UDR purchase and sale agreement, Fund I sold seven of the multifamily communities, aggregating 1,777 apartment units for a contract price of approximately $264 million. Seven of the remaining nine properties to be sold to UDR are expected to close later this year, and the remaining two properties are anticipated to close in 2005. The two assets anticipated to close in 2005 are Coronado at Newport - South, a 732-unit apartment community located in Newport Beach, California, which is currently undergoing redevelopment, and River Terrace, a newly developed 250-unit apartment community located in Santa Clara that is currently in lease up.

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Fund I Activities (Cont’d)

The Company has a 20.4 percent limited partnership interest and a one percent general partnership interest in Fund I. In connection with the Fund I dispositions which occurred during the quarter, based on the Company’s limited partnership interest in Fund I, the Company recognized a gain on the sale of real estate of $14.1 million and a $170,000 non-cash loss on the early extinguishment of debt related to the write-off of unamortized loan fees on those property sales. The Company’s general partnership interest provides for “promote distributions” upon attainment of certain financial returns. In October 2004, the Company received promote distributions related to the third quarter sales of the Fund I properties in the amount of $14.5 million. The Company has accrued $4.0 million of related employee incentive compensation expense related to the sales of Fund I, which is included in general and administrative expense.

Assuming that the remaining Fund I sales close in accordance with the UDR purchase and sale agreement, the Company estimates that it will receive future promote distributions of $3.5 million in the fourth quarter of 2004 and $4.2 million in 2005. The Company’s pro-rata gain from sales are expected to be approximately $28.0 million in the fourth quarter of 2004 and approximately $14.0 million in 2005. A related non-cash loss for the write-off of unamortized loan fees is anticipated to be approximately $350,000 in the fourth quarter of 2004 and approximately $125,000 in 2005. These anticipated results exclude any potential sale of the Kelvin land parcel.

Fund II Activities

On September 27, 2004 the Company announced the final closing of the Essex Apartment Value Fund II. Fund II has eight institutional investors including Essex with combined equity commitments of $265.9 million. Essex has committed $75.0 million to Fund II, which represents a 28.2 percent interest as general partner and limited partner. Fund II expects to utilize leverage of approximately 65 percent of the estimated value of the underlying real estate. Fund II will invest in multifamily properties in the Company’s targeted West Coast markets with an emphasis on investment opportunities in Seattle and the San Francisco Bay Area. Subject to certain exceptions, Fund II will be Essex’s exclusive investment vehicle until October 31, 2006, or when Fund II’s committed capital has been invested, whichever occurs first. Consistent with Fund I, Essex will be compensated for its asset management, property management, development and redevelopment services and may receive promote distributions if Fund II exceeds certain financial return benchmarks.

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Other Company Information

Essex's total market capitalization at September 30, 2004 was approximately $3.3 billion. A detailed calculation of such market capitalization is included in the Company’s supplemental financial information, which can be obtained on the Company’s web site. The Company’s mortgage notes payable had an average maturity of 9.0 years and an average interest rate of 6.0 percent. As of September 30, 2004, the Company’s debt-to-total-market-capitalization ratio was 38.8 percent.
On August 6, 2004, the Company’s Board of Directors declared a quarterly distribution of $0.48828 per share, which represents an annual distribution of $1.9531 per share on its 7.8125% Series F Cumulative Redeemable Preferred Shares. Distributions were payable on September 1, 2004 to shareholders of record as of August 17, 2004.
On September 17, 2004, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.79 per common share, which was payable on October 15, 2004 to shareholders of record as of September 30, 2004. On an annualized basis, the dividend represents a distribution of $3.16 per common share.
The Company has revised its FFO guidance for the fourth quarter of 2004 to a range of $1.14 - $1.17 per diluted share, compared to the previously announced range of $1.08 - $1.13 per diluted share. The Company’s revised guidance considers an expected $3.5 million promote distribution from Fund I, a $350,000 non-cash loss related to the write-off of unamortized loan fees, and the delay in the sale of a land parcel that was expected to generate FFO of $1.5 million.
The Company will provide guidance for 2005 Funds From Operations in December 2004.
This press release and accompanying supplemental financial information have been filed electronically on Form 8-K with the Securities and Exchange Commission and can be accessed on the Company’s Web site at www.essexpropertytrust.com. If you are unable to obtain the information via the Web, please contact Essex’s Investor Relations Department at (650) 494-3700.

Conference Call with Management
The Company will host an earnings conference call with management on Thursday, October 28, 2004, at 11:00 a.m. PDT - 2:00 p.m. EDT, which will be broadcast live via the Internet at www.essexpropertytrust.com, and accessible via phone by dialing (800) 478-6251 - a passcode is not required. A replay of the call is also available via the Internet for two weeks following the live call, and can be accessed through the Company’s website at www.essexpropertytrust.com. A digital replay is also available at (888) 203-1112 - password 633190. If you are unable to access the information via the Company’s Web site, please contact the Investor Relations department at investors@essexpropertytrust.com or by calling (650) 494-3700.

Company Profile
Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (ESS), is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast communities. Essex currently has ownership interests in 118 multifamily properties (25,020 units), and has 826 units in various stages of development.

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Funds from Operations
Funds from Operations, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITS for non-cash charges such as depreciation and amortization of rental properties, gains/ losses on sales of real estate and extraordinary items. Management considers FFO to be a useful financial performance measurement of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by generally accepted accounting principles (GAAP) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Further, Funds from Operations as disclosed by other REITs may not be comparable to the Company's calculation of FFO.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding 2004 fourth quarter FFO per share estimates, future same property operating expenses, the Company’s portfolio allocations, anticipated timing and costs of completion and stabilization of property developments and redevelopments, the expected closing dates, future promote distributions, future gains from sales and future non-cash losses for the remaining Fund I properties, the Company’s projected development projects in 2004 and future leasing activities. The Company's actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development and redevelopment projects, future activities with Fund II, unexpected difficulties in leasing of development and redevelopment projects, total costs of renovation and development investments exceeding our projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent Report on Form 10-K for the year ended December 31, 2003.

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